Exhibit 10.7
AMENDMENT NO. 3 TO THE
WENDY’S/ARBY’S GROUP, INC.
2009 DIRECTORS’ DEFERRED COMPENSATION PLAN

This Amendment No. 3 to the Wendy’s/Arby’s Group, Inc. 2009 Directors’ Deferred Compensation Plan (this “Amendment”) is effective as of July 28, 2020 (the “Effective Date”).

WHEREAS, the Board of Directors (the “Board”) of The Wendy’s Company (the “Company”) previously adopted the 2009 Directors’ Deferred Compensation Plan (as amended, the “Plan”) effective as of May 28, 2009 to permit non-employee directors of the Company to defer certain cash amounts paid and equity grants awarded to such directors as fees in connection with their services to the Board; and

WHEREAS, the Board reserves the right to amend the Plan from time to time, in accordance with and subject to Article IX of the Plan; and

WHEREAS, the Board previously adopted Amendment No. 1 to the Plan effective as of May 27, 2010 and Amendment No. 2 to the Plan effective as of May 23, 2013; and

WHEREAS, the Board wishes to amend the Plan to reflect the updated corporate name of the Company and the adoption of the Company’s 2020 Omnibus Award Plan at the Company’s Annual Meeting of Stockholders on May 27, 2020 and the issuance of no further awards under the Company’s 2010 Omnibus Award Plan (as amended, the “2010 Plan”) after that date;

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the Effective Date:

1.All references in the Plan to “Wendy’s/Arby’s Group, Inc.” shall be replaced with “The Wendy’s Company” unless the context clearly requires otherwise.

2.All references in the Plan to the “2010 Plan” are hereby changed to the “2020 Plan”, and each reference to the “Company’s 2010 Omnibus Award Plan” is hereby deleted and in its place a reference to “the Company’s 2020 Omnibus Award Plan” is substituted.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company as of the Effective Date.

THE WENDY’S COMPANY

By:	/s/ E.J. Wunsch
E.J. Wunsch
Chief Legal Officer and Secretary